Exhibit 99.1
Earthstone Energy, Inc. Reports 2022 Third Quarter and Year-to-Date Financial Results

The Woodlands, Texas, November 2, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three and nine months ended September 30, 2022.

Third Quarter 2022 and Other Recent Highlights
•Repurchase of 3 million shares of Class A Common Stock for $43.7 million
•Closed the Titus Acquisition on August 10, 2022
•Net income attributable to Earthstone Energy, Inc. of $211.5 million, or $1.94 per Diluted Share
•Net income of $299.3 million, or $2.09 per Adjusted Diluted Share(1)
•Adjusted net income(1) of $186.9 million, or $1.30 per Adjusted Diluted Share(1)
•Adjusted EBITDAX(1) of $345.8 million, up 15% compared to 2Q 2022
•Net cash provided by operating activities of $365.5 million
•Free Cash Flow(1) of $174.2 million, up 6% compared to 2Q 2022
•Average net production of 94,329 Boepd(2), up 22% compared to 2Q 2022 and 7% above the midpoint of 3Q 2022 guidance
•Capital expenditures of $147.2 million

Year to Date 2022 Highlights
•Closed the Titus, Bighorn and Chisholm acquisitions
•Net income attributable to Earthstone Energy, Inc. of $322.9 million, or $3.61 per Diluted Share
•Net income of $465.5 million, or $3.66 per Adjusted Diluted Share(1)
•Adjusted net income(1) of $438.8 million, or $3.45 per Adjusted Diluted Share(1)
•Adjusted EBITDAX(1) of $769.8 million
•Net cash provided by operating activities of $703.2 million
•Free Cash Flow(1) of $374.0 million
•Average net production of 69,203 Boepd(2)
•Capital expenditures of $348.7 million
(1)See the “Non-GAAP Financial Measures” section below.

(2)Represents reported sales volumes of barrels of oil and natural gas equivalent per day.

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “The Company delivered another outstanding quarter, with production, Adjusted EBITDAX, and Free Cash Flow each reaching record levels for the Company. During the quarter, we also closed on the previously announced Titus Acquisition in New Mexico, which has already contributed production, cash flow, and development inventory to the Company. This larger asset base, coupled with the continued success of our development program, drove our production to over 100,000 Boepd in September. Despite the continued volatility in commodity prices and inflationary pressures, this quarter’s record results are indicative of the quality of the assets we have accumulated over the past two years. We are currently operating five drilling rigs across our more than 250,000-acre footprint. We continue to transform Earthstone with the significant operating scale we have built and our ability to leverage synergies and cost savings across our larger asset base. We are confident in our efforts to drive operating efficiencies from the higher operating cost assets acquired this year and expect the results of these efforts will be realized in future quarters.”

Mr. Anderson continued, “Our third quarter well results further support the high-quality nature of our asset base. We brought nineteen operated wells online across the Delaware and Midland basins during the third quarter. Fourteen of these wells reached oil rates of over 1,000 barrels per day, with several wells approaching 1,500 barrels per day, highlighting the quality inventory we deliberately assembled through our focused acquisition efforts. Our outstanding financial and operational results are indicative of the high-quality nature of our assets which we believe will continue to create meaningful value for our shareholders. During the quarter, we used our substantial free cash flow to reduce debt, and we are pleased to end the quarter with a debt-to-annualized quarterly Adjusted EBITDAX ratio of 0.8x. With the significant Free Cash Flow we expect to generate over the coming quarters, our focus will be to continue reducing debt while evaluating accretive high-quality assets for consolidation, if available. However, we remain steadfast in our commitment to increasing shareholder value.”

Operations Update

During the third quarter of 2022, for Company-operated activity, Earthstone commenced drilling 12 gross (12.0 net) wells and brought seven gross (6.3 net) wells online in the Midland Basin. The Company began drilling six gross (3.3 net) wells in the Delaware Basin and brought 12 gross (10.5 net) wells online.

In the Midland Basin, the Barnhart five-well pad in Irion County came online in August 2022 and had peak IP-30 average production of ~1,170 Boepd (~81% oil) per well. These wells averaged a completed lateral length of ~10,000 ft per well and are producing from the Wolfcamp B interval.

In the Delaware Basin, the Cletus and Salt Draw pads in Eddy County commenced production in early September. The two-well Cletus pad had peak IP-30 average production of ~1,370 Boepd (69% oil) per well, and both wells have completed lateral length of approximately 9,750 ft and are producing from the Wolfcamp A interval. The two-well Salt Draw pad had a peak IP-30 average production of ~1,570 Boepd (77% oil) per well from the Second Bone Springs interval. The two wells have a completed lateral length of approximately 4,700 ft per well. Additionally, in early September, the six drilled but uncompleted wells (Lonesome Dove and Cattlemen pads) acquired in the Titus acquisition in Lea County came online and had peak IP-30 average production of ~1,520 Boepd (73% oil) per well. All six wells had completed lateral length of approximately 7,700 ft per well and are producing from the First and Second Bone Springs interval.

The Company operated a four-rig drilling program in the third quarter with two rigs in each of the Midland and Delaware basins. Earthstone has recently added a fifth rig in the Delaware Basin and expects to continue a five-rig operated drilling program in 2023 with two rigs in the Midland Basin and three rigs in the Delaware Basin. For full year 2022 and only for Company-operated activity, Earthstone anticipates spudding 36 gross (32.4 net) wells and bringing 34 gross (30.7 net) wells online in the Midland Basin. In the Delaware Basin, the Company anticipates spudding 28 gross (18.2 net) wells and bringing 27 gross (19.3 net) wells online.

Updated 2022 Guidance

The Company is providing updated guidance for the fourth quarter of 2022 based on recent operating results and the current operating plan for the fourth quarter. On the strength of production from new wells and continued operational improvements which resulted in exceeding our third quarter production guidance, Earthstone is increasing its fourth quarter production guidance to a new range of 98,000 -102,000 Boepd (~43% oil). For the fourth quarter, the Company expects to incur $170-185 million in capital expenditures, resulting in 2022 capital expenditures of $519-534 million, representing a $12 million increase from the midpoint of prior guidance. The increase in expected capital expenditures is driven primarily by anticipated improvements in capital efficiency via an increase in the lateral length of fourth quarter wells by approximately 30% compared to our prior plan. To a lesser degree, Earthstone also anticipates higher non-operated capital activity in the fourth quarter compared to prior expectations.

Production Guidance	Actuals 3Q22 YTD	Guidance 4Q22	Implied FY22
Production (Boe/d)	69,203	98,000 - 102,000	76,462 - 77,470
% Oil	40%	~43%	~41%
% Liquids	68%	~69%	~68%

Total Capital Expenditures ($MM)	$349	$170 - $185	$519 - $534
Lease Operating Expense ($/Boe)	$7.83	$8.00 - $8.50	$7.89 - $8.05
Production & Ad Valorem Taxes (% of Revenue)	7.3%	7.5% - 8.0%	7.3% - 7.6%
Cash G&A ($MM)	$25	$10 - $12	$35 - $37

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenues	$531,495	$110,384	$1,200,196	$275,627

Lease operating expense	75,829	12,983	147,974	35,579

General and administrative expense (excluding stock-based compensation)	10,866	4,770	25,459	14,579
Stock-based compensation	3,322	2,880	15,112	10,621
General and administrative expense	$14,188	$7,650	$40,571	$25,200

Net income (loss)	$299,312	$18,838	$465,460	$(7,549)
Less: Net income (loss) attributable to noncontrolling interest	87,856	8,420	142,597	(3,263)
Net income (loss) attributable to Earthstone Energy, Inc.	211,456	10,418	322,863	(4,286)
Net income (loss) per common share(1)
Basic	2.01	0.21	3.91	(0.09)
Diluted	1.94	0.20	3.61	(0.09)
Adjusted EBITDAX(2)	$345,792	$65,042	$769,756	$162,553

Production(3):
Oil (MBbls)	3,566	1,055	7,569	3,195
Gas (MMcf)	16,514	4,119	36,567	9,490
NGL (MBbls)	2,360	636	5,229	1,497
Total (MBoe)(4)	8,678	2,377	18,892	6,273
Average Daily Production (Boepd)	94,329	25,836	69,203	22,978
Average Prices:
Oil ($/Bbl)	93.12	70.20	99.93	64.42
Gas ($/Mcf)	6.90	3.49	6.37	2.84
NGL ($/Bbl)	36.23	34.56	40.31	28.69
Total ($/Boe)	61.24	46.44	63.53	43.94
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	83.75	52.94	83.44	51.01
Gas ($/Mcf)	5.36	2.85	5.15	2.49
NGL ($/Bbl)	36.23	34.56	40.31	28.69
Total ($/Boe)	54.45	37.68	54.54	36.58
Operating Margin per Boe
Average realized price	$61.24	$46.44	$63.53	$43.94
Lease operating expense	8.74	5.46	7.83	5.67
Production and ad valorem taxes	4.63	3.04	4.64	2.78
Operating margin per Boe(2)	47.87	37.94	51.06	35.49
Realized hedge settlements	(6.79)	(8.76)	(8.99)	(7.36)
Operating margin per Boe (including Realized Hedge Settlements)(2)	$41.08	$29.18	$42.07	$28.13

(1)Net income (loss) per common share attributable to Earthstone Energy, Inc.
(2)See the “Non-GAAP Financial Measures” section below.
(3)Represents reported sales volumes.
(4)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Liquidity and Equity Capitalization

As of September 30, 2022, we had $642 million of long-term debt outstanding under our senior secured credit facility (“Credit Facility”), including the term loan tranche of $250 million, with elected commitments of $1.2 billion, resulting in available borrowings of approximately $558 million. As of September 30, 2022, our borrowing base was $1.85 billion.

Through September 30, 2022, we had incurred $348.7 million of capital expenditures. We expect to fund the estimated $170-185 million of fourth quarter of 2022 capital expenditures with cash flow from operations while any excess cash flow will be used to repay borrowings under our Credit Facility.

As of October 31, 2022, 105,416,926 shares of Class A Common Stock and 34,261,641 shares of Class B Common Stock were outstanding.

Commodity Hedging

Hedging Activities

The following tables set forth our outstanding derivative contracts as of September 30, 2022. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q4 2022	Crude Oil	1,081,000	$66.70
Q1 - Q4 2023	Crude Oil	1,277,500	$76.20
Q4 2022	Crude Oil Basis Swap (1)	3,128,000	$0.89
Q1 - Q4 2023	Crude Oil Basis Swap (1)	9,488,500	$0.92
Q4 2022	Natural Gas	1,893,500	$3.33
Q1 - Q4 2023	Natural Gas	3,670,000	$3.35
Q4 2022	Natural Gas Basis Swap (2)	1,840,000	$(0.33)
Q1 - Q4 2023	Natural Gas Basis Swap (2)	36,500,000	$(1.47)
Q1 - Q4 2024	Natural Gas Basis Swap (2)	36,600,000	$(1.05)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
Q4 2022	Crude Oil Costless Collar	805,000	$73.14	$96.49
Q1 - Q4 2023	Crude Oil Costless Collar	1,715,500	$62.98	$80.34
Q4 2022	Natural Gas Costless Collar	8,686,500	$4.57	$10.17
Q1 - Q4 2023	Natural Gas Costless Collar	17,298,000	$3.77	$7.49

	Deferred Premium Puts
Period	Commodity	Volume (Bbls / MMBtu)	$/Bbl (Put Price)	$/Bbl (Net of Premium)
Q4 2022	Crude Oil	253,000	$80.00	$75.79
Q1 - Q4 2023	Crude Oil	1,750,500	$70.00	$64.53

Hedging Update

The following tables set forth our outstanding derivative contracts at October 31, 2022. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q4 2022	Crude Oil	1,081,000	$66.70
Q1 - Q4 2023	Crude Oil	1,642,500	$76.94
Q4 2022	Crude Oil Basis Swap (1)	3,128,000	$0.89
Q1 - Q4 2023	Crude Oil Basis Swap (1)	9,488,500	$0.92
Q4 2022	Natural Gas	1,893,500	$3.33
Q1 - Q4 2023	Natural Gas	3,670,000	$3.35
Q4 2022	Natural Gas Basis Swap (2)	2,460,000	$(0.80)
Q1 - Q4 2023	Natural Gas Basis Swap (2)	51,100,000	$(1.67)
Q1 - Q4 2024	Natural Gas Basis Swap (2)	36,600,000	$(1.05)
(1)The basis differential price is between WTI Midland Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

	Costless Collars
Period	Commodity	Volume (Bbls / MMBtu)	Bought Floor ($/Bbl / $/MMBtu)	Sold Ceiling ($/Bbl / $/MMBtu)
Q4 2022	Crude Oil Costless Collar	805,000	$73.14	$96.49
Q1 - Q4 2023	Crude Oil Costless Collar	2,080,500	$63.33	$82.83
Q4 2022	Natural Gas Costless Collar	8,686,500	$4.57	$10.17
Q1 - Q4 2023	Natural Gas Costless Collar	17,298,000	$3.77	$7.49

	Deferred Premium Puts
Period	Commodity	Volume (Bbls / MMBtu)	$/Bbl (Put Price)	$/Bbl (Net of Premium)
Q4 2022	Crude Oil	253,000	$80.00	$75.79
Q1 - Q4 2023	Crude Oil	1,931,500	$69.53	$64.12

Conference Call Details

Earthstone is hosting a conference call on Thursday, November 3, 2022 at 1:00 p.m. Eastern (12:00 p.m. Central) to discuss the Company’s financial results for the third quarter of 2022 and its outlook for the fourth quarter of 2022. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer, and Steven C. Collins, Executive Vice President and Chief Operating Officer, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select “Events & Presentations” under the “Investors” section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 1:00 p.m. Eastern (12:00 p.m. Central), Thursday, November 17, 2022. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13733887.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the acquisition, development and operation of oil and natural gas properties. The Company’s primary assets are located in the Midland Basin in West Texas, the Eagle Ford Trend in South Texas and the Delaware Basin in New Mexico. Earthstone is listed on the NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
cjeansonne@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	September 30,	December 31,
ASSETS	2022	2021
Current assets:
Cash	$—	$4,013
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	196,941	50,575
Joint interest billings and other, net of allowance of $19 and $19 at September 30, 2022 and December 31, 2021, respectively	20,328	2,930
Derivative asset	14,950	1,348
Prepaid expenses and other current assets	19,089	2,549
Total current assets	251,308	61,415

Oil and gas properties, successful efforts method:
Proved properties	3,832,991	1,625,367
Unproved properties	290,111	222,025
Land	5,482	5,382
Total oil and gas properties	4,128,584	1,852,774

Accumulated depreciation, depletion and amortization	(516,662)	(395,625)
Net oil and gas properties	3,611,922	1,457,149

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation and amortization of $5,059 and $4,547 at September 30, 2022 and December 31, 2021, respectively	5,070	1,986
Derivative asset	5,526	157
Operating lease right-of-use assets	2,255	1,795
Other noncurrent assets	16,216	33,865
TOTAL ASSETS	$3,892,297	$1,556,367
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$75,162	$31,397
Revenues and royalties payable	158,867	36,189
Accrued expenses	105,623	31,704
Asset retirement obligation	941	395
Derivative liability	28,404	45,310
Advances	15,405	4,088
Operating lease liabilities	869	681
Finance lease liabilities	784	—
Other current liabilities	4,105	851
Total current liabilities	390,160	150,615

Noncurrent liabilities:
Long-term debt, net	1,174,549	320,000
Deferred tax liability	93,322	15,731
Asset retirement obligation	35,837	15,471
Derivative liability	7,840	571
Operating lease liabilities	1,549	1,276
Finance lease liabilities	1,003	—

Other noncurrent liabilities	13,574	6,442
Total noncurrent liabilities	1,327,674	359,491

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Series A Convertible Preferred Stock, $0.001 par value, none authorized, issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 108,416,926 and 53,467,307 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	108	53
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,261,641 and 34,344,532 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	34	34
Additional paid-in capital	1,382,026	718,181
Retained earnings (accumulated deficit)	163,089	(159,774)
Total Earthstone Energy, Inc. equity	1,545,257	558,494
Noncontrolling interest	629,206	487,767
Total equity	2,174,463	1,046,261

TOTAL LIABILITIES AND EQUITY	$3,892,297	$1,556,367

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUES
Oil	$332,036	$74,051	$756,420	$205,788
Natural gas	113,937	14,368	233,020	26,910
Natural gas liquids	85,522	21,965	210,756	42,929
Total revenues	531,495	110,384	1,200,196	275,627

OPERATING COSTS AND EXPENSES
Lease operating expense	75,829	12,983	147,974	35,579
Production and ad valorem taxes	40,219	7,225	87,729	17,428
Depreciation, depletion and amortization	90,880	27,059	191,669	77,493
General and administrative expense	14,188	7,650	40,571	25,200
Transaction costs	1,778	293	12,118	2,906
Accretion of asset retirement obligation	758	323	1,863	916
Exploration expense	2,248	296	2,340	326
Total operating costs and expenses	225,900	55,829	484,264	159,848

Gain on sale of oil and gas properties	14,803	392	14,803	740

Income from operations	320,398	54,947	730,735	116,519

OTHER INCOME (EXPENSE)
Interest expense, net	(20,988)	(3,050)	(42,931)	(7,668)
Gain (loss) on derivative contracts, net	60,286	(33,128)	(141,101)	(117,566)
Other income, net	134	520	430	823
Total other income (expense)	39,432	(35,658)	(183,602)	(124,411)

Income (loss) before income taxes	359,830	19,289	547,133	(7,892)
Income tax (expense) benefit	(60,518)	(451)	(81,673)	343
Net income (loss)	299,312	18,838	465,460	(7,549)

Less: Net income (loss) attributable to noncontrolling interest	87,856	8,420	142,597	(3,263)

Net income (loss) attributable to Earthstone Energy, Inc.	$211,456	$10,418	$322,863	$(4,286)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$2.01	$0.21	$3.91	$(0.09)
Diluted	$1.94	$0.20	$3.61	$(0.09)

Weighted average common shares outstanding:
Basic	105,254,778	49,243,185	82,483,635	45,406,952
Diluted	109,278,661	52,662,942	92,844,854	45,406,952

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$299,312	$18,838	$465,460	$(7,549)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	90,880	27,059	191,669	77,493
Accretion of asset retirement obligations	758	323	1,863	916
Settlement of asset retirement obligations	(189)	(50)	(664)	(103)
Gain on sale of oil and gas properties	(14,803)	(392)	(14,803)	(740)
Gain on sale of office and other equipment	(106)	—	(152)	(114)
Total loss on derivative contracts, net	(60,286)	33,128	141,101	117,566
Operating portion of net cash paid in settlement of derivative contracts	(58,923)	(20,884)	(169,708)	(46,311)
Stock-based compensation - equity and liability awards	3,322	2,880	15,112	10,621
Deferred income taxes	57,045	451	77,591	(343)
Amortization of deferred financing costs	1,654	242	3,723	581
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,189)	(8,057)	(189,504)	(12,238)
(Increase) decrease in prepaid expenses and other current assets	(5,443)	1,014	(16,546)	900
Increase (decrease) in accounts payable and accrued expenses	27,792	(2,262)	92,450	6,090
Increase (decrease) in revenues and royalties payable	8,690	761	94,260	2,556
Increase (decrease) in advances	20,978	815	11,317	(2,015)
Net cash provided by operating activities	365,492	53,866	703,169	147,310
Cash flows from investing activities:
Acquisition of oil and gas properties, net of cash acquired	(482,980)	(52,628)	(1,518,269)	(240,431)
Additions to oil and gas properties	(144,728)	(36,836)	(325,109)	(65,074)
Additions to office and other equipment	(338)	(516)	(1,694)	(886)
Proceeds from sales of oil and gas properties	26,165	775	26,165	975
Net cash used in investing activities	(601,881)	(89,205)	(1,818,907)	(305,416)
Cash flows from financing activities:
Proceeds from borrowings	877,156	143,656	2,348,728	503,734
Repayments of borrowings	(880,424)	(106,764)	(2,276,996)	(340,482)
Proceeds from issuance of 8% Senior Notes due 2027, net	6	—	537,256	—
Proceeds from term loan	244,209	—	244,209	—
Proceeds from issuance of Series A Convertible Preferred Stock, net of offering costs of $674	—	—	279,326	—
Cash paid related to the exchange and cancellation of Class A Common Stock	(551)	(599)	(5,168)	(3,420)
Cash paid for finance leases	(408)	—	(408)	(70)
Deferred financing costs	(3,599)	(991)	(15,222)	(2,709)
Net cash provided by financing activities	236,389	35,302	1,111,725	157,053
Net decrease in cash	—	(37)	(4,013)	(1,053)
Cash at beginning of period	—	478	4,013	1,494
Cash at end of period	$—	$441	$—	$441
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$8,017	$2,854	$17,485	$7,126
Income taxes	$—	$(110)	$625	$687
Non-cash investing and financing activities:
Class A Common Stock issued in IRM Acquisition	$—	$—	$—	$76,572
Class A Common Stock issued in Tracker/Sequel Acquisitions	$—	$61,814	$—	$61,814
Class A Common Stock issued in Chisholm Acquisition	$—	$—	$249,515	$—
Class A Common Stock issued in Bighorn Acquisition	$—	$—	$77,757	$—
Class A Common Stock issued in Titus Acquisition	$53,574	$—	$53,574	$—
Accrued capital expenditures	$(3,316)	$7,555	$40,969	$18,971
Lease asset additions - ASC 842	$2,433	$—	$3,111	$—
Asset retirement obligations	$438	$81	$722	$242

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, Free Cash Flow and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of their wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares is a non-GAAP financial measure that provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Class A Common Stock - Diluted(1)(2)	109,278,661	52,662,942	92,844,854	45,406,952
Class B Common Stock	34,261,641	34,369,735	34,284,053	34,426,767
Adjusted Diluted Shares	143,540,302	87,032,677	127,128,907	79,833,719

(1)The three and nine month periods ended September 30, 2022 include the dilutive effect of Series A Convertible Preferred Stock issued on April 14, 2022 and automatically converted into Class A Common Stock on July 6, 2022.
(2)Does not include potentially dilutive unvested restricted stock units and performance units for the nine months ended September 30, 2021.

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP financial measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; depreciation, depletion and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties; exploration expense; unrealized (gain) loss on derivative contracts; stock-based compensation (non-cash and expected to settle in cash); and income tax expense (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$299,312	$18,838	$465,460	$(7,549)
Accretion of asset retirement obligations	758	323	1,863	916
Depreciation, depletion and amortization	90,880	27,059	191,669	77,493
Interest expense, net	20,988	3,050	42,931	7,668
Transaction costs	1,778	293	12,118	2,906
(Gain) on sale of oil and gas properties	(14,803)	(392)	(14,803)	(740)
Exploration expense	2,248	296	2,340	326
Unrealized (gain) loss on derivative contracts	(119,209)	12,244	(28,607)	71,255
Stock based compensation(1)	3,322	2,880	15,112	10,621
Income tax expense (benefit)	60,518	451	81,673	(343)
Adjusted EBITDAX	$345,792	$65,042	$769,756	$162,553

(1)Consists of expense for non-cash equity awards and cash-based liability awards that are expected to be settled in cash. On February 9, 2022, cash-based liability awards were settled in the amount of $8.1 million, of which $7.9 million was recorded as expense in 2021. Stock-based compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations.

III. Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) plus, when applicable, unrealized (gain) loss on derivative contracts; (gain) on sale of oil and gas properties; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income is a non-GAAP financial measure that provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

($000s, except share and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$299,312	$18,838	$465,460	$(7,549)
Unrealized (gain) loss on derivative contracts	(119,209)	12,244	(28,607)	71,255
Gain on sale of oil and gas properties	(14,803)	(392)	(14,803)	(740)
Transaction costs	1,778	293	12,118	2,906
Income tax effect of the above	19,801	(322)	4,611	(1,489)
Adjusted Net Income	$186,879	$30,661	$438,779	$64,383
Adjusted Diluted Shares(1)	143,540,302	87,032,677	127,128,907	79,833,719
Adjusted Net Income per Adjusted Diluted Share	$1.30	$0.35	$3.45	$0.81

(1)Does not include potentially dilutive unvested restricted stock units and performance units for the nine months ended September 30, 2021.

IV. Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we use as an indicator of our ability to fund our development activities and reduce our leverage. We define Free Cash Flow as Net cash provided by operating activities; less (1) Settlement of asset retirement obligations, Gain on sale of office and other equipment, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows; plus (2) Transaction costs, Exploration expense and the current portion of Income tax (expense) benefit from the Condensed Consolidated Statements of Operations; less (3) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, less the current portion of income tax expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

($000s)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$365,492	$53,866	$703,169	$147,310
Adjustments - Condensed Consolidated Statements of Cash Flows
Settlement of asset retirement obligations	189	50	664	103
Gain on sale of office and other equipment	106	—	152	114
Amortization of deferred financing costs	(1,654)	(242)	(3,723)	(581)
Change in assets and liabilities	(46,828)	7,729	8,023	4,707
Adjustments - Condensed Consolidated Statements of Operations
Transaction costs	1,778	293	12,118	2,906
Exploration expense	2,248	296	2,340	326
Capital expenditures (accrual basis)	(147,152)	(44,169)	(348,712)	(76,790)
Free Cash Flow	$174,179	$17,823	$374,031	$78,095

Alternate calculation of Free Cash Flow for the periods indicated:

($000s)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Adjusted EBITDAX	$345,792	$65,042	$769,756	$162,553
Interest expense, net	(20,988)	(3,050)	(42,931)	(7,668)
Current portion of income tax expense	(3,473)	—	(4,082)	—
Capital expenditures (accrual basis)	(147,152)	(44,169)	(348,712)	(76,790)
Free Cash Flow	$174,179	$17,823	$374,031	$78,095

V. Operating Margin per Boe and Operating Margin per Boe (Including Realized Hedge Settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including Realized Hedge Settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.